Exhibit 1.01
CONFLICT MINERALS REPORT
FOR CALENDAR YEAR 2015

Part I: Introduction

This document constitutes Merck & Co., Inc.’s Conflict Minerals Report (the “Report”) for the year ended December 31, 2015. We have prepared this Report and are issuing it in accordance with the requirements of Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and in connection with Merck & Co., Inc.’s disclosure filed on the specialized disclosure form (“Form SD”). Any references to “Merck,” “the Company,” “we,” “us,” and “our” refer to Merck & Co., Inc. and its consolidated subsidiaries.

In August 2012, the U.S. Securities and Exchange Commission (“SEC”) issued rules implementing the “Conflict Minerals” disclosure requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “SEC Conflict Minerals Reporting Rule” or the “Rule”). If an SEC registrant manufactures (or contracts to have manufactured) products containing columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten (collectively, “3TG” or “Conflict Minerals”), and the 3TG is necessary to such products’ functionality or production, the Rule requires that registrant to undertake a reasonable country of origin inquiry. If, as a result of a Reasonable Country of Origin Inquiry (“RCOI”), the company knows or has reason to believe that any 3TG originated in the Democratic Republic of Congo or an adjoining country as defined in the Rule (the “Covered Countries”), and is not from recycled or scrap sources, the registrant must exercise due diligence on the source and chain of custody of such minerals. Specifically, registrants must determine whether: (a) any 3TG which is necessary to the functionality or production of a product manufactured or contracted to be manufactured originated in the Covered Countries; and (b) the minerals directly or indirectly finance or benefit armed groups in the Covered Countries.

Overview

Merck is a global health care company that delivers innovative health solutions through its prescription medicines, vaccines, biologic therapies and animal health products, which it markets directly and through its joint ventures. The Company’s operations are principally managed on a product basis and are comprised of four operating segments: Pharmaceutical, Animal Health, Alliances and Healthcare Services. The Pharmaceutical segment includes human health pharmaceutical and vaccine products marketed either directly by the Company or through joint ventures. Human health pharmaceutical products consist of therapeutic and preventive agents, generally sold by prescription, for the treatment of human disorders. Vaccine products consist of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices. The Company also has animal health operations that discover, develop, manufacture and market animal health products, including vaccines. The Company’s Healthcare Services segment provides services and solutions that focus on engagement, health analytics and clinical services to improve the value of care delivered to patients. The Healthcare Services segment does not contain any products covered by this report. The Company was incorporated in New Jersey in 1970.

Merck has thousands of direct material suppliers and an extensive internal and external network of manufacturing sites around the world. Given the size and complexity of Merck’s supply chain, Merck is several tiers removed from smelters/refiners and has no direct business relationship with them. As a result, Merck must rely on its direct material suppliers to provide information on their upstream supplier sourcing; this includes country of origin determinations for Conflict Minerals that may go into the materials or products provided by those direct material suppliers to Merck. In addition, the amount of reliable information available globally on the traceability and sourcing of Conflict Minerals is limited, which presents another challenge to our ability to precisely track any Conflict Minerals back to their source and origin, thereby making us more reliant on the information provided by our direct material suppliers and industrial initiatives such as the Conflict Free Sourcing Initiative (“CFSI”).

Our Conflict Minerals Policy

Merck has established a Conflict Minerals Policy governing its position and commitment on managing the use of Conflict Minerals in its supply chain.

Our Conflict Minerals Policy can be found on our website: http://www.merck.com/about/views-and-positions/conflict_minerals_policy.pdf.

Our Scoping Assessment

Merck completed the scoping assessment activities of all purchased materials and products in our supply chain to determine the presence of any Conflict Minerals that may be necessary to the functionality or production of our products, including those made by contract manufacturers or that Merck manufactures along with its joint ventures. Technical experts from our various business segments reviewed the composition and functionality of these materials and products (including active ingredients and excipients), devices, and delivery systems to determine whether: (a) they were within the scope of Rule 13p-1; and/or (b) 3TG was, or could possibly be, necessary to their functionality or production. Consistent with the Company’s last filing, Merck has determined that none of our Pharmaceutical or Animal Health medicines, vaccines or biologic products contains 3TG. Merck does, however, have reason to believe that 3TG is necessary to the functionality or production of a small number of its delivery systems and ancillary products. As a result, Merck is taking the actions described in Part II and conducting a RCOI of these in-scope products.

Part II. Reasonable Country of Origin Inquiry

For the 2015 reporting period, Merck continued to use the Conflict Minerals Reporting Template (“CMRT”) published by the CFSI for the RCOI survey to obtain countries of origin information for any Conflict Mineral smelters/refiners that may exist upstream in our supply chain. Our scoping assessment confirmed that ten direct material suppliers (including contract manufacturers) were in scope for the RCOI survey. Accordingly, we sent the RCOI survey to these ten suppliers. We requested our direct material suppliers to identify the smelters/refiners and countries of origin of the Conflict Minerals in products or materials they supply to us. Prior to the RCOI survey being sent, each direct material supplier received an introductory email from Merck that provided each supplier with information on the Rule, the name of the material or product in-scope for the survey, links to Merck’s Conflict Minerals Policy and Business Partner Code of Conduct, Conflict Minerals basic training material, and the reasons why we contacted them. As with the prior years’ surveys, we also provided these suppliers with free access to additional resources, such as frequently asked questions concerning Conflict Minerals tracing, Conflict Minerals tools and trainings, and news and background on the regulation and compliance program. Following the initial survey request, reminder emails were sent by Merck personnel asking suppliers to complete the RCOI survey. We also implemented an internal escalation process for suppliers who remained non-responsive after these reminders. For the direct material suppliers who responded to the survey, we reviewed the responses for completeness and consistency according to our Conflict Minerals Program and followed up with these suppliers as necessary. Merck also engaged with suppliers in the survey to help them understand the importance of sourcing from the compliant smelters/

refiners, and provided them with materials to further engage their upstream suppliers to identify the smelters/refiners. The status of the RCOI was provided to the senior management of Merck’s Procurement group.

We received responses from all ten direct material suppliers that were in the RCOI survey. Five of these suppliers stated that Conflict Minerals are not present and not necessary to the functionality or production of the materials or products purchased by Merck. The remaining five direct material suppliers stated that some 3TG is used in their materials or products, or is necessary to the functionality or production of the materials or products purchased by Merck. Of the latter group of suppliers, four were able to identify some smelters/refiners. Based on the RCOI survey responses received and subsequent smelter/refiner information verification, we have reason to believe that a number of the smelters/refiners disclosed by our direct material suppliers might be sourcing 3TG from Covered Countries and that the 3TG does not completely come from recycled or scrap sources. As a result, Merck designed and implemented a due diligence process.

Part III. Design of Conflict Minerals Program

We have designed our due diligence process to conform, in all material respects, with the Organization for Economic Co-Operation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, and related supplements for tin, tantalum, tungsten and gold. Summarized below are the design components of our Conflict Minerals Program as they relate to the five step framework from the OECD Guidance.

OECD Step 1: Establish strong company management systems

Conflict Minerals Policy: We have established a Conflict Minerals Policy. Our Conflict Minerals Policy is posted on our company website and is distributed to the direct material suppliers in the survey.

Conflict Minerals Expectations: We define our expectations for the responsible sourcing of minerals in our company’s Business Partner Code of Conduct (“BPCC”). All business partners that engage in the manufacture of our products or that supply direct materials are expected to maintain procedures to ensure the responsible sourcing of minerals.

Conflict Minerals Team: We maintain a cross-functional team consisting of Supplier Management, Technical Experts and Compliance that supervise and manage our Conflict Minerals Program. This team provides program status to senior management of Procurement and EVP and President of Merck Manufacturing Division periodically.

Conflict Minerals Training: We train staff that have responsibility for sourcing direct materials on the processes and procedures that must be followed when sourcing materials, including those that may potentially contain Conflict Minerals.

Conflict Minerals Information: We provide information and training materials on Conflict Minerals to direct materials suppliers identified as in-scope to receive an RCOI survey to help inform and educate them.

Conflict Minerals Control System: We maintain a Conflict Minerals Program that is linked to our supplier sourcing decision-making process. We apply a conflict minerals supply chain system of controls and transparency through the use of the Conflict Minerals Reporting Template (“CMRT”) which is created and maintained by the CSFI to identify the smelters/refiners that process the necessary Conflict Minerals potentially contained in our products.

Conflict Minerals Recordkeeping: We keep business records that relate to our Conflict Minerals Program, including the results of RCOI surveys and smelter/refiner due diligence activities, and retain them for at least 5 years.

Conflict Minerals Contract Clause: We maintain a Conflict Minerals compliance clause for inclusion in current and future contracts with direct material suppliers whose materials or products are known to contain Conflict Minerals and for which Conflict Minerals are necessary to the functionality or production of the products.

Continuous Improvement: We engage a professional service firm to evaluate the design of our Conflict Minerals Program and identify opportunities to drive continuous improvement.

Grievance Mechanism: We maintain a mechanism to allow employees, suppliers, business partners and other stakeholders to report concerns, including those that relate to our Conflict Minerals Program. Concerns may be reported confidentially and anonymously through our company’s AdviceLine.

OECD Step 2: Identify and assess risks in our supply chain

Identify: We identify all direct material suppliers, including contract manufacturers and joint venture partners that supply materials and products to our company which may potentially contain Conflict Minerals and that are considered in-scope.

Survey: For all direct material suppliers whose materials or products are considered likely to contain Conflict Minerals and for which Conflict Minerals are necessary to the production or functionality of the materials or products, we survey these suppliers using the CMRT developed by CFSI, requesting them to identify smelters/refiners and countries of origin of the Conflict Minerals in the materials and products they provide to us.
Follow-Up: When direct material suppliers fail to provide complete and consistent responses to our RCOI survey request in a timely manner, the sourcing managers and representatives from our Conflict Minerals Team follow up to obtain the requested information.
Compare and Research: Upon receipt of the RCOI survey response, we compare each supplier’s reported list of smelters/refiners against the list of facilities that have received “compliant” or “active” designation from the Conflict Free Smelter Program (“CFSP”) or other independent third party audit programs, such as the London Bullion Market Association’s Responsible Gold Programme and the Responsible Jewelry Council’s Chain-of-Custody Certification program, to identify their “conflict-free” status. We rely on CFSI member data to ascertain the countries of origin of the Conflict Minerals processed by these facilities, and additionally, we leverage the research capabilities of a third party service provider to attempt to identify the countries of origin for supplier identified smelters/refiners that are not disclosed by the CFSI.
Document: At the conclusion of the process, we document the smelters/refiners and related countries of origin information for supplier identified smelters/refiners.
OECD Step 3: Execute a strategy to respond to identified risks

We develop and implement Conflict Minerals risk mitigation plans for all direct material suppliers identified as not meeting our company expectations for responsible sourcing of minerals (e.g., RCOI survey non-responders, suppliers with Conflict Minerals sourced from non-compliant smelters/refiners etc.).

Our Conflict Minerals Team meets with relevant business sourcing managers to discuss and agree upon the actions Merck will take to maintain conformance with our Conflict Minerals Policy. We document and track the implementation of risk mitigation plans for each direct material supplier and present our progress annually to senior management.

Merck also provides information on smelter/refiner compliance status to direct material suppliers. For smelters/refiners that have not yet received a “compliant” or “active” designation from an independent third party audit program (e.g., CFSP), we encourage them indirectly through our direct material suppliers to participate in an internationally recognized independent third party audit program.

OECD Step 4: Carry out independent third-party audits

Merck supports the independent third-party audits of smelters/refiners through our membership contribution to CFSI. Merck’s CFSI member ID. No. is MERK.

OECD Step 5: Report annually on Supply Chain Due Diligence

Merck reports its annual Conflict Minerals due diligence results to the SEC and makes the report available on the company website at http://www.merck.com/about/how-we-operate/conflict_minerals_report.pdf. The information on this website is not incorporated by reference into this CMR and does not constitute a part of this CMR.

Part IV: Due Diligence Performed

Below is a summary of the due diligence activities Merck performed for this reporting period:

•	Implemented a Conflict Minerals Program that is integrated with our company’s sourcing and decision-making processes.

•	Developed an online Conflict Minerals training course and completed the roll-out of the training to staff involved in direct material sourcing activities.

•
Formed a cross-functional team to complete an assessment of all our company’s materials and products to identify the in-scope direct material suppliers who supply materials and products to Merck that could potentially contain 3TG.

•
Notified our in-scope direct material suppliers of our Conflict Minerals Policy, provided training materials on Conflict Minerals, and provided a link to our company’s BPCC, which contains information on how to confidentially report concerns.

•
Issued requests to all in-scope direct material suppliers to compete and return a CMRT survey form to obtain smelters/refiners information and countries of origin information for the materials/ products they provided to Merck in 2015.

•	Reviewed CMRT survey responses received to identify potential red flags based on criteria defined in our company’s Conflict Minerals Program. For direct material suppliers surveyed in the previous reporting period, we compared the responses received this reporting period against their prior submission to monitor progress and consistency of reporting.

•
Performed verification activities to determine if any of the smelters/refiners disclosed by suppliers are Conflict Minerals processing facilities, using the Standard Smelter List published by CFSI. Where a supplier-identified smelter/refiner was confirmed as a Conflict Minerals processing facility, we evaluated whether or not that smelter/refiner was certified as “compliant” or “active” using the CFSP, or other equivalent validation program. For smelters/refiners not listed on the CFSI’s Standard Smelter List, we attempted to verify whether or not they are Conflict Minerals processing facilities, using other publicly available sources of information (e.g., by conducting reviews of various government databases and industry/trade organization lists).

•
Conducted internal Conflict Minerals program reviews. Our cross-functional team met at least quarterly during the current filing period to: (a) discuss how to improve our Conflict Minerals Program; (b) review the status of the 2015 RCOI survey responses and due diligence outcomes; and (c) identify additional actions, if any, Merck will take to further mitigate identified risks.

•
Communicated the results of Conflict Minerals surveys, smelter due diligence outcomes and ongoing risk mitigation efforts to senior management, including those responsible for global supply chain management and oversight of our Conflict Minerals Program. Presented the program status to the Executive Vice President and President of Merck Manufacturing Division.

•	Financially supported Conflict Minerals initiatives through our continued membership to the CFSI. Merck’s CFSI member ID. No. is MERK.

Part V: Results of Due Diligence

During this reporting period, we confirmed that none of our Pharmaceutical or Animal Health medicines, vaccines or biologic products contains any 3TG; however, Merck does have reason to believe that 3TG is necessary to the functionality or production of a small number of its delivery systems and ancillary products. Merck cannot at this time draw any definitive conclusions about the countries of origin for, or the compliant status of, all identified smelters/refiners that may be necessary to its products’ functionality or production. Although our in-scope direct material suppliers have made progress to identify smelters/refiners, not all were able to identify all smelters/refiners in their supply chain. Of the five suppliers who confirmed that 3TG was necessary to the functionality or production of their materials or products, four were able to provide the names of the smelters/refiners. For them, approximately 96% of their identified smelters/refiners were at company-level of their upstream suppliers and therefore potentially not relevant to the materials or products that they supply to us. Although the information in Appendix I and Appendix II below ultimately may not be completely relevant to any Merck product, given the aforementioned reasons, Merck has chosen to aggregate the smelter/refiner data for all four suppliers and report it in the Appendices below. In addition, our direct material suppliers were not able to provide a complete list of smelters/refiners, nor were they able to provide the countries of origin for the ore that the smelters/refiners were processing. Our efforts to determine the countries of origin for supplier identified smelters/refiners is, as described in this report, reliant on the “compliant” smelter/refiner information provided by CFSI, internationally recognized industry associations (e.g., CFSI, LBMA and RJC) and research of publicly available information on other smelters/refiners whose countries of origin information was not provided by CFSI (e.g., various government databases and industry/trade organization lists).

Metal	Total Number of Smelters/Refiners Identified By our Direct Material Suppliers	Number of Confirmed Smelters/Refiners	Number of “Compliant” Smelters/Refiners	Number of “Active” Smelters/Refiners
Total	406	239	195	11
Note:
“Confirmed” means that smelters/refiners appear on the Standard Smelter List of the CFSI’s Conflict Minerals Reporting Template or the list of known conflict minerals processing facilities published by the U.S. Department of Commerce.
“Compliant” means that smelters/refiners are compliant with the CFSP assessment protocols. The compliance status reflected in the table is based solely on information published by CFSI as of May 3, 2016.
“Active” is a CFSP designation that means that smelters/refiners have committed to undergo a CFSP audit or are participating in one of the cross-recognized certification programs. The active status reflected in the table is based solely on information published by CFSI as of May 3, 2016.

Part VI: Future Due Diligence Measures

Merck is continuing to execute and enhance the activities described in the Part III “Design of Conflict Minerals Program” and Part IV “Due Diligence Performed” for the next reporting period. Merck will continue to engage and educate our direct suppliers to endeavor to make further progress in identifying the smelters/refiners in their supply chain that are relevant to our materials and products in the survey. Merck will also continue to encourage our direct material suppliers to influence their upstream suppliers to participate in the CFSP or other equivalent program to become compliant smelters/refiners.

Appendix I Smelter or Refiner Information
The information provided in the list below is an aggregation of data received from our direct material suppliers and not a confirmation of Conflict Minerals contained in our products. Since most of the identified smelters/refiners were disclosed at the company-level by our direct material suppliers, Merck is unable to confirm which specific smelters/refiners were actually linked to our products. Therefore, there may be some smelters/refiners in the list below that do not relate directly to our products. Only the smelters/refiners whose facility names and locations were verified against the CFSI’s Standard Smelter List and the U.S. Department of Commerce List are reported below.

Metal	Smelter/Refiner Facility Name	Location of Facility
Gold	Advanced Chemical Company#	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC) #	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Argor-Heraeus SA*	SWITZERLAND
Gold	Asahi Pretec Corporation*	JAPAN
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG*	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad	MEXICO
Gold	Xstrata Canada Corporation*	CANADA
Gold	Cendres + Métaux SA#	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd. #	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation#	KOREA, REPUBLIC OF
Gold	Doduco*	GERMANY
Gold	Dowa*	JAPAN
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Ltd. Hong Kong*	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited*	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY

Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Company Limited*	CHINA
Gold	Johnson Matthey Inc*	UNITED STATES
Gold	Johnson Matthey Limited*	CANADA
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES
Gold	Kojima Chemicals Co., Ltd*	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion*	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd*	HONG KONG
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies SA*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	Met-Mex Penoles, S.A.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat#	UZBEKISTAN
Gold	Nihon Material Co. LTD*	JAPAN
Gold	Ohio Precious Metals, LLC*	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA*	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Précinox SA*	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd*	SOUTH AFRICA
Gold	Royal Canadian Mint*	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.*	NETHERLANDS
Gold	SEMPSA Joyería Platería SA*	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd*	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Solar Applied Materials Technology Corp.*	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA

Gold	China's Shandong Gold Mining Co., Ltd*	CHINA
Gold	Tokuriki Honten Co., Ltd*	JAPAN
Gold	Torecom#	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES
Gold	Valcambi SA*	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Zhongjin Gold Corporation Limited*	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Faggi Enrico S.p.A. #	ITALY
Gold	Republic Metals Corporation*	UNITED STATES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
Tantalum	Duoluoshan*	CHINA
Tantalum	Exotech Inc.*	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	Hi-Temp*	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.*	CHINA
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineração Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining & Smelting*	JAPAN
Tantalum	Molycorp Silmet A.S.*	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	QuantumClean*	UNITED STATES
Tantalum	RFH*	CHINA
Tantalum	Solikamsk Metal Works*	RUSSIAN FEDERATION
Tantalum	Taki Chemicals*	JAPAN
Tantalum	Telex*	UNITED STATES
Tantalum	Ulba*	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide*	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO

Tantalum	Plansee SE Liezen*	AUSTRIA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck GmbH Goslar*	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg*	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tantalum	Plansee SE Reutte*	AUSTRIA
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	KEMET Blue Powder*	UNITED STATES
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Alpha*	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.*	BRAZIL
Tin	CV Gita Pesona*	INDONESIA
Tin	PT JusTindo*	INDONESIA
Tin	CV Nurjanah*	INDONESIA
Tin	CV Serumpun Sebalai*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	EM Vinto*	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals*	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC#	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	China Lai Bin tin smelting co.,ltd*	CHINA
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Mineração Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Jiangxi Nanshan	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	Operaciones Metalurgical S.A.*	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT BilliTin Makmur Lestari*	INDONESIA

Tin	PT Bukit Timah*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Karimun Mining#	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	Rui Da Hung*	TAIWAN
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Thailand Smelting & Refining Co Ltd*	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.#	CHINA
Tin	China Yunnan Tin Co Ltd.*	CHINA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	PT Wahana Perkit Jaya*	INDONESIA
Tin	Melt Metais e Ligas S/A*	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	PT Inti Stania Prima*	INDONESIA
Tin	CV Ayi Jaya*	INDONESIA
Tin	Metallo-Chimique N.V.*	BELGIUM
Tin	Elmet S.L.U. (Metallo Group)*	SPAIN
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten	Kennametal Huntsville*	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd*	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.*	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.*	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.*	CHINA
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.*	CHINA
Tungsten	Ganzhou Huaxin Tungsten Products*	CHINA

Tungsten	Kennametal Fallon*	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	H.C. Starck GmbH*	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Note: As used in the table, the terms “compliant” and “active” have the meanings defined by the CFSI. The compliance status reflected in the table is based solely on information made publicly available by the CFSI as of May 3, 2016 without independent verification by us.
* Compliant smelter/refiner
# Active smelter/refiner

Appendix II Country of Origin Information
The countries of origin of the Conflict Minerals processed by the smelters/refiners listed above may have included the countries listed below, based on information provided by the CFSI to its members for the “compliant” smelters/refiners and our independent research of all other smelters/refiners disclosed. Because the CFSI generally does not indicate individual country of origin of the Conflict Minerals processed by “compliant” smelters/refiners, we were not able to determine the countries of origin of the Conflict Minerals processed by the listed “compliant” smelters/ refiners with greater specificity. In addition, for some of the listed “compliant” smelters/refiners, the country of origin information is not disclosed by CFSI.

L1 - Countries that are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries.
Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Côte D'Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States of America, Vietnam, Zimbabwe

L2 - Countries that are known or plausible countries for smuggling, exporting out of region or transit of materials containing tantalum, tin, tungsten or gold: Kenya, Mozambique and South Africa.
L3 - Countries that are defined as the adjoining countries of the DRC:
Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Uganda, United Republic of Tanzania and Zambia.

DRC - The Democratic Republic of the Congo.